Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 14, 2024, with respect to the financial statements of Permian Highway Pipeline LLC, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

July 12, 2024